EXHIBIT 99.1

                                       FOR:    Supreme International Corporation

                               APPROVED BY:    Rosemary Trudeau
                                               Supreme International Corporation
                                               305-418-1294

                                   CONTACT:    Press:
                                               Lorna Sheridan
                                               Gavin Anderson & Company
                                               212-373-0235

FOR IMMEDIATE RELEASE                          Investor Relations:
                                               Shannon Moody/Kiron Bloom
                                               Financial Media:
                                               Michael McMullan
                                               Morgen-Walke Associates
                                               212-850-5600

                        SUPREME INTERNATIONAL TO ACQUIRE
                           PERRY ELLIS INTERNATIONAL
                  -ALL CASH TRANSACTION VALUED AT $75 MILLION-
                       -EXPECTED TO CLOSE WITHIN 60 DAYS-

         Miami, Florida and New York, New York, January 29, 1999 -- Supreme International Corporation (Nasdaq:SUPI) and Perry Ellis International today announced that they have reached a definitive agreement under which Supreme International will acquire in cash all of the stock of Perry Ellis International in a transaction valued at approxiamtely $75 million. The transaction is expected to close within 60 days and is subject to various conditions including regulatory approvals such as the Hart-Scott-Rodino Anti-Trust Act.

         Perry Ellis International is a privately-held company that owns and licenses the Perry Ellis trademarks and assorted rights in the United States and abroad. Supreme International is acquiring all the trademarks of the Perry Ellis brand, of which many are licensed to other companies covering a variety of product categories. Total annual retail sales for Perry Ellis branded products are estimated to be $900 million across 39 categories.

                                    - more -

                      [Morgen-Walke Associates Letterhead]

SUPREME INTERNATIONAL TO ACQUIRE                                         Page: 2
PERRY ELLIS INTERNATIONAL

         "This acquisition represents a great leap forward for Supreme," said George Feldenkreis, Chairman and Chief Executive Officer of Supreme International. "Perry Ellis International has done a phenomenal job of translating Perry's vision into the 90's, and it is with great pride and excitement that Supreme assumes the responsibility of carrying forward Perry's vision into the new millenium."

         "We are confident that this transaction is in the best interest of Perry Ellis International and its owner," stated Christopher C. Angell, Chairman of Perry Ellis International and one of the Trustees of the Trust that owns Perry Ellis International. "Perry Ellis International President, Max Garelick, and his team have done an outstanding job with the brand and have created a strong foundation on which a larger entity, like Supreme, can build. We have a great deal of respect for Supreme, and for George and Oscar Feldenkreis, and are confident that they will uphold the integrity of the Perry Ellis name in the future."

         Oscar Feldenkreis, President and Chief Operating Officer of Supreme International commented, "There are tremendous opportunities for the Perry Ellis brands. Together with our family of licensees, Perry Ellis will be a preeminent brand not only in menswear, but also in other categories such as womenswear and accessories, in the United States as well as worldwide."

         Supreme International designs, imports, and markets men's and boy's fashion sportswear under a variety of brand names such as Crossings/registered trademark/, Natural Issue/registered trademark/, Munsingwear/registered trademark/, Andrew Fezza/registered trademark/ and Ping/registered trademark/. Supreme's products are sold to department stores, chain stores, specialty stores, and mass merchants throughout North America and other countries.

         FORWARD-LOOKING STATEMENTS (STATEMENTS WHICH ARE NOT HISTORICAL FACTS) IN THIS RELEASE ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUPREME'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED OR INDICATED BY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN FASHION TRENDS, RISKS RELATING TO THE RETAIL INDUSTRY, USE OF CONTRACT MANUFACTURING AND FOREIGN SOURCING, IMPORT RESTRICTIONS, COMPETITION, SEASONALITY AND OTHER FACTORS. INVESTORS ARE CAUTIONED THAT ALL FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING THOSE RISKS AND UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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